UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2007

Storm Cat Energy Corporation
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 19, 2007, Storm Cat Energy Corporation (“Storm Cat”) entered into a Series A Note Purchase Agreement (the “Series A Purchase Agreement”) for a private placement of Series A Subordinated Convertible Notes due March 31, 2012 (the “Series A Notes”) with a group of accredited investors (the “Series A Private Placement”).  Under the Series A Purchase Agreement, Storm Cat agreed to sell and issue Series A Notes in a total aggregate amount of $18,535,000.  In addition, on January 19, 2007, Storm Cat entered into a Series B Note Purchase Agreement (the “Series B Purchase Agreement”) for a private placement of Series B Subordinated Convertible Notes due March 31, 2012 (the “Series B Notes”) with a group of accredited investors (the “Series B Private Placement” and together with the Series A Private Placement, the “Private Placements”).  Under the Series B Purchase Agreement, Storm Cat agreed to sell and issue Series B Notes in a total aggregate amount of $31,660,000.  The Series A Notes and the Series B Notes will be convertible into Storm Cat’s Common Shares at a price of $1.17 per share, as may be adjusted in accordance with the terms of the Series A Notes or the Series B Notes, as applicable, and Storm Cat may force the conversion of the Series A Notes and the Series B Notes at any time after 18 months from the closing date Storm Cat’s Common Shares trade above $2.05, as may be adjusted, for 20 days within a period of 30 consecutive trading days.

In connection with the Private Placements, Storm Cat also entered into a registration rights agreement with the investors requiring Storm Cat to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement covering Storm Cat’s Common Shares to be issued upon conversion of the Series A Notes and Series B Notes.  Generally, if a Registration Statement is not filed within 30 days of the closing of the Series A Private Placement or the Series B Private Placement, as the case may be, or is not declared effective within 90 days, or later in certain specified circumstances, of the closing of the Series A Private Placement or Series B Private Placement, respectively, then the Company will be liable to make pro rata payments to each investor in an amount equal to 1.0% of the aggregate amount invested by such investor for each 30-day period or pro rata for any portion thereof following such deadlines, but not to exceed 10% of such aggregate amount invested.   The registration rights agreement contains indemnification provisions and other terms customary for agreements of its type.

The closing of the Private Placements is subject to the approval of the Toronto Stock Exchange and the American Stock Exchange.  The Series B Private Placement is also subject to shareholder approval.  Storm Cat expects to hold a special general meeting of shareholders during the first half of March 2007 in order to obtain shareholder approval for the Series B Private Placement, which is expected to close promptly upon the receipt of the required regulatory and shareholder approvals.

On January 19, 2007, Storm Cat issued a news release announcing the Private Placements, a copy of which is attached hereto as Exhibit 99.1 and incorporated into this report by reference.

Item 3.02               Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

The Private Placements were made in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) and Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	News Release, issued January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: January 25, 2007	By:	/s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	News Release, dated September 28, 2006.